UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): April 1, 2014

UNIFIED GROCERS, INC.

(Exact name of registrant as specified in its charter)

California	000-10815	95-0615250
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

5200 Sheila Street, Commerce, CA 90040

(Address of principal executive offices) (Zip Code)

(323) 264-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.	3
Item 9.01. Financial Statements and Exhibits	3
SIGNATURES	4

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 1, 2014, the Board of Directors (the “Board”) of Unified Grocers, Inc. (the “Company”) appointed Mr. Roger M. Laverty, III as an independent, non-shareholder related director to the Company. The Board has identified Mr. Laverty as a financial expert as defined by the New York Stock Exchange. Mr. Laverty has no existing arrangements or agreements with the Board or the Company. At this time, Mr. Laverty has not been appointed to any committees of the Board. Mr. Laverty will receive the same compensation as other non-shareholder related members of the Board.

Mr. Laverty currently is a member of the board of Grandpoint Bank and is a member of its Audit and Venture Debt Investment Committees. He has held these positions since 2009. Mr. Laverty was most recently at Farmer Bros. Co., a manufacturer and distributor of coffee and related items in the foodservice industry, where he served as President and Chief Executive Officer from December 2007 to June 2011 and President and Chief Operating Officer from July 2006 to December 2007. Prior to that, Mr. Laverty was President and Chief Executive Officer of Diedrich Coffee, Inc., an operator of coffee houses and franchises, from 2003 to 2005. He was Chief Executive Officer of Prime Advantage, Inc., a diversified supply chain aggregator in the foodservice equipment business, from 1999 to 2002, and held a variety of positions at Smart & Final, Inc., a chain of warehouse and wholesale stores, from 1979 to 1998, including President and Chief Executive Officer from 1993 to 1998. He received his undergraduate and law degrees from Stanford University.

A copy of the Company’s press release announcing Mr. Laverty’s appointment is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

99.1	Press release issued by Unified Grocers, Inc. on April 2, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2014	UNIFIED GROCERS, INC.

	By	/s/ Harry H. Demas
Harry H. Demas
General Counsel and Secretary

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